EXHIBIT 10.50

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT made and entered into as of the 27th day of December, 1995, by and between FIRST NATIONAL BANK AND TRUST COMPANY, a national banking corporation (the "Bank"), and MICHAEL C. MILLER (the "Employee").

                              W I T N E S S E T H:

        WHEREAS, the Employee has been designated the principal executive officer of the Bank as of January 1, 1994; and

         WHEREAS, the Bank desires to assure the continuing services of the Employee, and the parties desire to set forth in this Agreement the respective rights and responsibilities of the Employee and the Bank;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties agree as follows:

        1. Employment. The Employee shall continue as an executive employee of the Company, at such salary and benefits as shall be mutually agreed upon from time to time between the Employee and the Board of Directors of the Bank.

        2. Term. The term of Employee's employment hereunder shall continue until either party gives 60 days' prior written notice to the other of its desire to terminate.

        3. Change in Position or Employment Conditions. The Employee may terminate his employment immediately upon written notice to the Bank following a "change in control" of the Company of any one of the following events:

                  (i) The Employee determines within 90 days following a change in control that he does not wish to continue his employment with the Bank, or its successor;

                  (ii) At any time following a change in control if, without his consent, Employee's authority and/or responsibility are substantially reduced, or if his salary and/or benefits are reduced, below that which was in effect immediately prior to the change in control; or



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                  (iii) At any time following the change in control the Employee is advised that he must change his residence or principal place of business from Asheboro, North Carolina.


         If the Employee's employment is terminated pursuant to this paragraph 3, the Employee shall be entitled to receive in three equal installments payable on the date of the termination of his employment hereunder and on the first and second anniversaries thereof, an aggregate amount equal to 2.99 multiplied by the average of the Employee's total cash compensation for the five fiscal years immediately preceding the change in control, PROVIDED, HOWEVER, that if any portion of these payments, together with any other payments paid or payable to Employee by the Company, would not be deductible in whole or in part by the Company in the calculation of its federal income tax by reason of Section 280G of the Internal Revenue Code or would cause, either directly or indirectly, an "excess parachute payment" to exist within the meaning of said Section 280G, such payments shall be reduced until no portion of the payments would fail to be deductible by reason of being an "excess parachute payment."

         For purposes of this paragraph, a change in control shall be deemed to have occurred upon the occurrence of any of the following events:

                  (i) Any "person" (as such term is used in Sections 13(d) and 14(d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") but excluding any employee benefit plan of the Bank or its parent, FNB Corp. ("FNB"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or FNB representing 50% or more of the combined voting power of the Bank's or FNB's outstanding securities then entitled ordinarily (and apart from rights accruing under special circumstances) to vote for the election of directors; or

                  (ii)   Individuals   who  are   "Continuing   Directors"   (as
         hereinafter defined) cease for any reason to constitute at least a majority of the Board of Directors; or

                  (iii) The Board of Directors shall approve a sale of all or substantially all of the assets and/or deposit liabilities of the Bank or FNB; or

                  (iv) The Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Bank or FNB the consummation of which would result in the occurrence of any event described in clause (i) or (ii) above.

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         For purposes of the foregoing,  "Continuing  Directors"  shall mean (i)
the directors of the Bank or FNB in office on the date hereof and (ii) any successor to any such director (and any additional director) who after the date hereof (y) was nominated or selected by a majority of the Continuing Directors in office at the time of his nomination or selection and (z) who is not an "affiliate" or "associate" (as defined in Regulation 12B under the Exchange Act) of any person who is the beneficial owner, directly or indirectly, of securities representing 50% or more of the combined voting power of the Bank's or FNB's outstanding securities then entitled ordinarily to vote for the election of directors.

         4. No Solicitation. The Employee hereby agrees that he will not solicit, counsel or encourage a change in control without the prior approval of the Board of Directors of the Bank or of FNB. A violation of this paragraph 4 shall be deemed to constitute a forfeiture by the Employee of all of his rights under paragraph 3.

         5.       Covenants Not to Compete.

         (a) The Employee hereby promises and agrees that, unless waived in writing by the Bank, during the term of his employment under this Agreement, or during the period during which the Employee is receiving payments under Section 3(iii) hereof, or for a period of one year following his termination of employment, whichever last occurs:

                  (i) He will not, directly or indirectly, own any interest in, manage, operate, control, be employed by, render consulting or advisory services to or participate in or be connected with the management or control of any business that is then engaged in the operation of a bank, savings and loan association or similar financial institution within a 40 mile radius of Asheboro, N.C.

                  (ii) He will not, directly or indirectly, influence or attempt to influence any customer of the Bank or FNB to discontinue its use of the Bank's or FNB's services or to divert such business to any other person, firm or corporation;

                  (iii) He will not,  directly or  indirectly,  interfere  with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Bank or FNB and any of its respective suppliers, principals, distributors, lessors or licensers; and

                  (iv) He will not, directly or indirectly, solicit any employee of the Bank or FNB, whose base annual salary at the time of the Employee's


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         termination  was  $20,000  or more,  to work for any  other person, firm or corporation.

         (b) It is the desire and intent of the parties that the provisions of paragraph 5(a) shall be enforced to the fullest extend permitted under the laws and public policies of each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of paragraph 5(a) shall be adjudicated to be invalid or unenforceable, such adjudication shall apply only with respect to the operation of that portion in the particular jurisdiction in which such adjudication is made, and all other portions shall continue in full force and effect.

         (c) It is expressly agreed that the provisions and covenants in this paragraph 5 shall not apply and shall be of no force or effect in the event that the Bank fails to honor its obligations hereunder.

         6. Injunctive Relief. The Employee acknowledges and agrees that the Bank would suffer irreparable injury in the event of a breach by him of any of the provisions of paragraph 5 of this Agreement and that the Bank shall be entitled to an injunction restraining him from any breach or threatened breach thereof. Nothing herein shall be construed, however, as prohibiting the Bank from pursuing any other remedies at law or in equity which it may have for any such breach or threatened breach of any provision of paragraph 5 hereof, including the recovery of damages from the Employee.

         7. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Employee and his personal representatives, estate and heirs and to the Bank and its successors and assigns, including without limitation any corporation or other entity to which the Bank may transfer all or substantially all of its assets and business (by operation or law or otherwise) and to which the Bank may assign this Agreement. The Employee may not assign this Agreement or any part hereof without the prior written consent of the Bank, which consent may be withheld by the Bank for any reason it deems appropriate.

         8. Entire Agreement. This Agreement, together with any agreements and similar documents entered into between the Bank and the Employee under any stock option, stock compensation or similar employee benefit plans maintained by the Bank, contains the entire agreement of the parties with respect to the employment of the Employee by the Bank and supersedes and replaces all other understandings and agreements, whether oral or in writing, if any, previously entered into by the parties with respect to such employment.

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         9.  Amendment;  Waiver.  No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver is agreed to in writing and signed by the Employee and by a duly authorized officer of the Bank. No waiver by either party of any breach by the other party of any provision of this Agreement shall be deemed a waiver of any other breach.

         10. Notices. All notices or other communications given pursuant to this Agreement shall be in writing and either delivered personally or by prepaid registered or certified mail, return receipt requested. Notices and other communications mailed to the Employee shall be addressed to his last address as shown on the personnel records of the Bank, and notices and other communications to the Bank shall be addressed to First National Bank and Trust Company, 101 Sunset Avenue, Asheboro, North Carolina 27203, Attn: Secretary. Either party may change the address to which notices are to be mailed pursuant to this paragraph 10, by written notice given in accordance herewith. Any notice pursuant to this paragraph 10 shall be effective for all purposes on the date delivered or mailed as herein provided.

         11. Severability. If any one or more of the provisions contained in this Agreement shall be invalid, illegal, or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provision shall not in any way be affected or impaired thereby.

         12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws and judicial decisions of the State of North Carolina.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                      FIRST NATIONAL BANK AND TRUST COMPANY

                      By: /s/ James M. Culberson, Jr.


                      Employee:

                           /s/ Michael C. Miller      (SEAL)
                                    Michael C. Miller

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